Exhibit 5.1

Troutman Pepper Locke LLP 301 S. College Street, 34th Floor Charlotte, NC 28202 troutman.com

September 11, 2025

Board of Directors
Bionano Genomics, Inc.
9540 Towne Centre Drive, Suite 100
San Diego, CA

Re:          Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Bionano Genomics, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1, as amended (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the related prospectus contained therein (the “Prospectus”). We are rendering this opinion in connection with the filing by the Company of the Registration Statement relating to the offer and sale by the Company (the “Offering”) of: (A) up to 2,032,520 shares (the “Shares”) of its common stock, par value $0.0001 per share, and/or pre-funded warrants to purchase up to 2,032,520 shares of its common stock (the “Pre-Funded Warrants”), (B) the shares of its common stock issuable from time to time upon exercise of the Pre-Funded Warrants (the “Pre-Funded Warrant Shares”), (C) Series E warrants to purchase up to 2,032,520 shares of its common stock (the “Series E Warrants”), (D) the shares of its common stock issuable from time to time upon exercise of the Series E Warrants (the “Series E Warrant Shares”), (E) Series F warrants to purchase up to 2,032,520 shares of its common stock (the “Series F Warrants,” and together with the Series E Warrants, the “Warrants”), and (F) the shares of its common stock issuable from time to time upon exercise of the Series F Warrants (the “Series F Warrant Shares,” and together with the Series E Warrant Shares, the “Warrant Shares,” and, collectively with the Shares, the Warrants, the Pre-Funded Warrants and the Pre-Funded Warrant Shares, the “Securities”).

The Securities are to be issued and sold by the Company pursuant to the Registration Statement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the related Prospectus, other than as expressly stated herein with respect to the issue of the Securities.

We have reviewed the corporate proceedings taken by the Company with respect to the filing of the Registration Statement by the Company and the issuance of the Securities by the Company, subject to specific further authorization for the issuance, execution, delivery and performance by proper action of the Company’s board of directors or a pricing committee thereof (the “Authorizing Resolutions”). We have also examined and relied upon originals or copies of such corporate records, documents, agreements or other instruments of the Company, and such certificates and records of public officials, and such other papers, as we have deemed necessary or appropriate in connection herewith. As to all questions of fact material to this opinion, where such facts have not been independently established, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials.

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In rendering this opinion, we have assumed: the genuineness and authenticity of all signatures on original documents; the legal capacity of all natural persons; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as certified or photocopies; the accuracy and completeness of all documents and records reviewed by us; the accuracy, completeness and authenticity of certificates issued by any governmental official, office or agency and the absence of change in the information contained therein from the effective date of any such certificate; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents, except we make no such assumption as to the Company.

Subject to the limitations set forth herein, we have made such examination of law as we have deemed necessary for the purposes of expressing the opinions set forth in this letter. This opinion is limited in all respects to the General Corporation Law of the State of Delaware and the applicable laws of the State of New York, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.
the Shares have been duly authorized, and when (a) Authorizing Resolutions with respect to the Shares have been adopted, (b) the terms for the issuance and sale of the Shares have been established in conformity with such Authorizing Resolutions, (c) the Shares have been issued and sold as contemplated by the Registration Statement, the Prospectus and any applicable definitive purchase or similar agreement, (d) the Company has received the consideration provided for in the Prospectus and any applicable definitive purchase or similar agreement and (e) such consideration for the Shares is not less than the amount specified in the applicable Authorizing Resolutions, when issued and paid for by the purchasers in accordance with the terms of the Prospectus and any applicable definitive purchase or similar agreement, will be validly issued, fully paid and non-assessable;

2.
the Pre-Funded Warrants when (a) Authorizing Resolutions with respect to the Pre-Funded Warrants have been adopted, (b) the terms of the Pre-Funded Warrants have been established in conformity with such Authorizing Resolutions, (c) the Pre-Funded Warrants have been issued and sold as contemplated by the Registration Statement, the Prospectus and any applicable definitive purchase or similar agreement and (d) the Pre-Funded Warrants have been executed and delivered by the Company, will have been duly executed and delivered by the Company, and when paid for by the purchasers in accordance with the terms of the Prospectus and any applicable definitive purchase or similar agreement, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms;

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3.
the Pre-Funded Warrant Shares have been duly authorized and, when (a) Authorizing Resolutions with respect to the Pre-Funded Warrants have been adopted, (b) the terms of the Pre-Funded Warrants have been established in conformity with such Authorizing Resolutions, (c) the Pre-Funded Warrants have been issued as contemplated by the Registration Statement, the Prospectus and any applicable definitive purchase or similar agreement and (d) the Pre-Funded Warrants have been executed and delivered by the Company and, when issued upon exercise of the Pre-Funded Warrants, upon payment of the applicable exercise price therefor in accordance with the terms thereof, will be validly issued, fully paid and non-assessable;

4.
the Warrants when (a) Authorizing Resolutions with respect to the Warrants have been adopted, (b) the terms of the Warrants have been established in conformity with such Authorizing Resolutions, (c) the Warrants have been issued and sold as contemplated by the Registration Statement, the Prospectus and any applicable definitive purchase or similar agreement and (d) the Warrants have been executed and delivered by the Company, will have been duly executed and delivered by the Company, and when paid for by the purchasers in accordance with the terms of the Prospectus and any applicable definitive purchase or similar agreement, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and

5.
the Warrant Shares have been duly authorized and, when (a) Authorizing Resolutions with respect to the Warrants have been adopted, (b) the terms of the Warrants have been established in conformity with such Authorizing Resolutions, (c) the Warrants have been issued as contemplated by the Registration Statement, the Prospectus and any applicable definitive purchase or similar agreement and (d) the Warrants have been executed and delivered by the Company and, when issued upon exercise of the Warrants, upon payment of the applicable exercise price therefor in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

The opinions set forth under (2) and (4) above are subject to (i) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, fraudulent obligation, moratorium or other similar laws affecting generally the enforceability of creditors’ rights and remedies or the collection of debtor’s obligations from time to time in effect, and (ii) general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, including the application of principles of good faith, fair dealing, course of dealing, course of performance, commercial reasonableness, materiality, unconscionability and conflict with public policy and other similar principles, or other law relating to or affecting creditors’ rights generally and general principles of equity.

The offer and sale of any additional Securities registered in reliance on Rule 462(b) under the Securities Act in connection with the offering are hereby expressly covered by this opinion. As used in this opinion, the term “Registration Statement” shall include any additional registration statement filed pursuant to Rule 462(b) under the Securities Act in connection with the offering and the term “Prospectus” shall include any prospectus deemed to be included in any such additional registration statement.

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This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Troutman Pepper Locke LLP
Troutman Pepper Locke LLP